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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of NetIQ Corporation on Form S-1 of our report dated July 9, 1999 (August 4, 1999 as to Note 13), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated July 9, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
November 11, 1999